UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2020
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.      Results of Operations and Financial Condition.
On May 5, 2020, Newpark Resources, Inc. (the “Company”) issued a press release announcing financial information for the three months ended March 31, 2020. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and the information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.
Use of Non-GAAP Financial Information
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Applicable reconciliations to the nearest GAAP financial measure of each non-GAAP financial measure are included in the attached Exhibit 99.1.
Item 8.01.      Other Events.
The following risk factors supplement the “Risk Factors” section in Part 1 Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019:
Risks Related to the COVID-19 Pandemic
The effects of the COVID-19 (coronavirus) pandemic, including actions taken by businesses and governments, have resulted in a significant and swift reduction in U.S. and international economic activity. These effects have adversely affected the demand for and price of oil and natural gas, as well as the demand for our products and services. The collapse in the demand for oil caused by this unprecedented global health and economic crisis, coupled with oil oversupply, has had, and is reasonably likely to continue to have, an adverse impact on our customers’ demand for the products and services we provide, which in turn could have a material and adverse impact on our financial condition, results of operations, and cash flows.
While the full impact of the COVID-19 outbreak is not yet known, we are closely monitoring the effects of the pandemic on commodity demands, our customers and suppliers, as well as our operations and employees. These effects have included, and may continue to include, adverse revenue and profitability effects; disruptions to our operations; customer shutdowns of oil and natural gas exploration and production; employee impacts from illness, school closures and other community response measures; and temporary closures of our facilities or the facilities of our customers and suppliers.
The extent to which our operating and financial results are affected by COVID-19 will depend on various factors beyond our control, such as the duration and scope of the pandemic; additional actions by businesses and governments in response to the pandemic; and the speed and effectiveness of responses to combat the virus, and how quickly and to what extent normal economic activity can resume, all of which are highly uncertain and cannot be predicted. COVID-19, and the volatile regional and global economic conditions stemming from the pandemic and the collapse in the demand for and price of oil, could also give rise to or aggravate the risk factors that we identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. COVID-19 could also materially and adversely impact our operating and financial results in a manner that is not currently known to us or that we do not currently consider to present significant risks to our operations.
Risks Related to Compliance with the New York Stock Exchange’s Requirements for the Continued Listing of Our Common Stock
We are listed on the New York Stock Exchange (the “NYSE”) and are required to meet the NYSE’s continued listing standards, including a requirement that the average closing price of our common stock not be below $1.00 per share over any consecutive thirty trading-day period. During March and April 2020, the price of our common stock has at times closed below $1.00 per share. The closing price of our common stock on May 5, 2020 was $1.30 per share and the average closing price of our common stock over the thirty trading-day period ended May 5, 2020 was $1.02 per share.

If we are unable to meet these listing standards and are unable to cure any such non-compliance within the applicable cure period provided by the NYSE, the NYSE could delist our common stock. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock; reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; limiting our ability to issue additional securities or obtain additional financing in the future; decreasing the amount of news and analyst coverage of us; and causing us reputational harm with investors, our employees, and parties conducting business with us. A delisting of our common stock would constitute a “fundamental change” under the terms of our Convertible Notes, requiring us to make an offer to repurchase the Convertible Notes at par. As of March 31, 2020, $85.5 million aggregate principal amount of our Convertible Notes was outstanding, and there can be no assurance we would have sufficient funds available to us to repurchase the Convertible Notes if required to do so. Failure to repurchase the Convertible Notes also could cause a cross-default under our ABL Facility, which would permit the holders of the indebtedness to accelerate the maturity thereof and proceed against their collateral and could have a material adverse effect on our business and financial condition.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Newpark Resources, Inc. on May 5, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	May 5, 2020	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)